Exhibit 17(a)


                               FORM OF PROXY CARD

VOTE THIS VOTING INSTRUCTION CARD TODAY!
YOUR PROMPT RESPONSE WILL SAVE THE EXPENSE OF ADDITIONAL
MAILINGS.

(Please Detach at Perforation Before Mailing)
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 .................................................................

NEWBOLD'S EQUITY PORTFOLIO
PROXY SOLICITED BY THE BOARD OF TRUSTEES



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The undersigned holder of shares of Newbold's Equity Portfolio (the "Fund"), a series of UAM Funds Trust, hereby appoints Michael E. DeFao and Karl Hartmann proxies for the undersigned with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of the Fund that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held at the offices of UAM Fund Services, Inc., 211 Congress Street, Boston, Massachusetts 02110, on September 26, 1997 at 10:00 a.m., and any adjournment or adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Combined Prospectus/Proxy Statement dated August __, 1997 and hereby instructs said proxies to vote said shares as indicated herein. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting. A majority of the proxies present and acting at the Meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

                          PLEASE SIGN, DATE AND RETURN
                        PROMPTLY IN THE ENCLOSED ENVELOPE

Note: Please sign exactly as your name appears on this Proxy. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title.

Date: _______________________


______________________________                __________________________________
         Signature(s)                             (Title(s), if applicable)



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VOTE THIS VOTING INSTRUCTION CARD TODAY!
YOUR PROMPT RESPONSE WILL SAVE THE EXPENSE OF ADDITIONAL
MAILINGS.

(Please Detach at Perforation Before Mailing)
 .................................................................
 .................................................................

Please indicate your vote by an "X" in the appropriate box below. This proxy, if properly executed, will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" APPROVAL OF THE PROPOSAL.

1.       To approve or disapprove the
         Plan of Reorganization          FOR [_]    AGAINST  [_]     ABSTAIN [_]

         To approve or disapprove the respective Plan of Reorganization dated as of ____________, 1997 (the "Plan") providing (i) that the Fund be reorganized from a series of UAM Funds Trust into the PBHG Large Cap Value Fund, a series of the PBHG Funds, Inc., (ii) the Fund would transfer to The PBHG Large Cap Value Fund all or substantially all of its assets in exchange for shares of The PBHG Large Cap Value Fund,
         (iii) the distribution of such shares of the PBHG Large Cap Value Funds to shareholders of the Funds in liquidation of the Funds, and (iv) the subsequent termination of the Fund.

2. To transact such other business as it may properly come before the Meeting or any adjournment or adjournments thereof.

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